UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC 20549

                              FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                     Date of Report:  June 9, 2010
                   (Date of Earliest Event Reported)

                            HIV-VAC, Inc.
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        (Exact name of registrant as specified in its charter)


         NEVADA                                  86-0876846
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(State or other jurisdiction                  (I.R.S. Employer
of incorporation or organization            Identification Number)

      2700 Nottawasaga  Conc 6 N
  Collingwood, Ontario Canada                    L9Y 3Z1
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(Address of principal executive offices,       Zip Code)

                               705-446-7242
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         (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Per-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On June 9, 2010, the registrant entered into a consulting agreement with Howard Behling, a non-affiliate. Pursuant to the consulting agreement, Mr. Behling shall provide the following services
   a. Identify and approach potential joint-venture partners or acquisitions that might be compatible to the registrant's current technology and operations.
   b.   Create joint venture strategies,
   c. Analysis and evaluate target companies; assisting in Due Diligence studies; assisting in negotiations and contractual matters.
   d. Assist in promoting the registrant through newspaper, television, and radio interviews and seminars, and
   e. Attend conventions, trade shows and promotions which might promote the registrant's technology.

The term of the agreement is for three months.

The registrant will pay Mr. Behling a non-refundable fee of $2,500 in cash or alternatively, at the registrant's discretion, in lieu of cash, will pay Mr. Behling 350,000 restricted common shares of the registrant as a non-refundable engagement fee, such stock to be duly authorized, validly issued and outstanding, fully paid and non-assessable and will not be subject to any liens or encumbrances. The stock issued will be restricted stock as defined by the rules of United States Securities Exchange Commission.

Item 9.01  Financial Statements and Exhibits.

Exhibit 99-1 - Consulting Agreement dated June 9, 2010

                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

HIV-VAC, Inc.


By:      /s/Kevin Murray
         ------------------------
         Kevin Murray, President

Dated:  June 23, 2010